Exhibit 5.1

July 2, 2009

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Re: Registration Statement on Form S-3 of hhgregg, Inc.

Ladies and Gentlemen:

We have acted as special counsel to hhgregg, Inc., a Delaware corporation (the “Company”), and its subsidiaries listed on Schedule 1 hereto (the “Subsidiary Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3, dated July 2, 2009 (the “Registration Statement), of an indeterminate amount of the Company’s securities having an aggregate public offering price of up to $200 million to be offered from time to time pursuant to Rule 415 of the Act. Such securities include senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”), guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees”), common stock, par value $0.0001 per share (“Common Stock”), preferred stock, par value $0.0001 per share (“Preferred Stock”), and warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities (“Warrants” and, together with the Debt Securities, Subsidiary Guarantees, Common Stock and Preferred Stock, the “Securities”). The Registration Statement, as supplemented by a prospectus supplement, will also provide for the resale of the Company’s Common Stock that may be sold from time to time by certain securityholders of the Company identified in such prospectus supplement as selling securityholders (the “Selling Securityholders”).

The Debt Securities are to be issued pursuant to a senior indenture and/or a subordinated indenture, which may include a Subsidiary Guarantee, a form of which has been filed as an exhibit to the Registration Statement (the “Indenture”) and is to be entered into, in each case, between the Company and a trustee (the “Trustee”). Each indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series. The Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Debt Securities are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind including our opinion expressed in paragraph 5 below, insofar as it relates to the shares of Common Stock held by Selling Securityholders being fully paid), we have entirely relied upon written actions by the board of directors and such certificates of officers of the Company as we have deemed necessary, and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors.

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hhgregg, Inc.

July 2, 2009

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion.

We have assumed:

(i)	the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document;

(ii)	that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)	that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv)	that at least $2,500,000 will be advanced to the Company in payment of the consideration for the Debt Securities; and

(v)	that (1) the execution, delivery and performance by the Company, and each of the Subsidiary Guarantors, if applicable, of the applicable Indenture will not violate the laws of the jurisdiction of incorporation or formation, as the case may be, of the Company and each such Subsidiary Guarantor, or any other applicable laws (excepting the law of the State of New York); and (2) the execution, delivery and performance by the Company and each such Subsidiary Guarantor of the applicable Indenture and Subsidiary Guarantee will not constitute a breach or violation of any agreement or instrument that is binding upon the Company or any such Subsidiary Guarantor.

This opinion is limited solely to the DGCL and applicable provisions of the Delaware Constitution, as applied by courts located in Delaware (collectively, the “Law”) and the reported judicial decisions interpreting the Law and the internal, substantive laws of the state of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of

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July 2, 2009

events occurring, circumstances arising, or changes in law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

(a)	the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties;

(b)	rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d)	we express no opinion with respect to the enforceability of:

i.	consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of New York courts in respect of any action or proceeding arising out of or relating to the applicable Indenture, jurisdiction or venue;

ii.	advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

iii.	waivers of broadly or vaguely stated rights; and

iv.	provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.

With respect to Debt Securities to be issued under the Indenture and any Subsidiary Guarantees included in the Debt Securities, when (a) the Trustee is qualified to act as Trustee under any Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company in accordance with the DGCL, and any Subsidiary Guarantor in accordance with the laws of the jurisdiction of organization or formation, as the case may be, of each such Subsidiary Guarantor, if applicable, to the

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July 2, 2009

Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) the board of directors or Manager or Members, as the case may be, of each Subsidiary Guarantor has taken all necessary corporate or limited liability company, as the case may be, action to approve the terms of applicable Indenture and Subsidiary Guarantee, and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, and the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture and such Subsidiary Guarantees included in such Debt Securities will constitute valid and binding obligations of each Subsidiary Guarantor party thereto, enforceable against each such Subsidiary Guarantor in accordance with their terms and entitled to the benefits of the applicable Indenture.

2.	With respect to any particular series of shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or

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July 2, 2009

(ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

4.	With respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters, and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The shares of Common Stock held by Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities, and to the reference to this firm under the heading “Legal Matters” in any prospectus constituting a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP

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July 2, 2009

Schedule 1

Subsidiary	Jurisdiction of Organization

Gregg Appliances, Inc.	Indiana

HHG Distributing, LLC	Indiana

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